Exhibit (99)

FOR IMMEDIATE RELEASE

Contacts:	John Hulbert, Investors, (612) 761-6627
Erin Conroy, Media, (612) 761-5928
Target Media Hotline, (612) 696-3400

Target Reports Fourth Quarter and Full-Year 2018 Earnings
Strong Q4 Caps Off Best Full-Year Comp Sales Growth in More than a Decade

•	Fourth quarter comparable sales grew 5.3 percent on traffic growth of 4.5 percent.

◦	In the fourth quarter, comparable store sales grew 2.9 percent, and comparable digital sales grew 31 percent.

◦	Stores fulfilled nearly three quarters of Target’s fourth-quarter digital sales.

•	For both the fourth quarter and full year, the Company saw healthy comparable sales growth and market-share gains across all five of its core merchandise categories.

•	Full-year comparable sales grew 5.0 percent — Target’s strongest performance since 2005.

◦	In 2018, comparable store sales grew 3.2 percent, and comparable digital sales grew 36 percent.

◦	2018 marks the fifth consecutive year in which Target’s comparable digital sales have grown more than 25 percent.

•	Full-year GAAP EPS from continuing operations of $5.50 and Adjusted EPS[1] of $5.39 established new all-time highs for the Company.

•	Target returned $951 million to shareholders in the fourth quarter through dividends and share repurchases, bringing the total to $3.4 billion for full-year 2018.

MINNEAPOLIS (Mar. 5, 2019) - Target Corporation (NYSE: TGT) today announced its fourth-quarter and full-year 2018 results. The Company reported GAAP earnings per share (EPS) from continuing operations of $1.52 in fourth quarter and $5.50 for full-year 2018, compared with $1.99 and $5.29 in 2017, respectively. Fourth quarter Adjusted EPS were $1.53 and full-year Adjusted EPS were $5.39, compared with $1.36 and $4.69 in 2017, respectively.

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[1]Adjusted EPS, a non-GAAP financial measure, excludes the impact of certain discretely managed items. See the tables of this release for additional information about the items that have been excluded from Adjusted EPS.

Target Corporation Reports Fourth Quarter and Full-Year 2018 Earnings — Page 2 of 12

The attached tables provide a reconciliation of non-GAAP to GAAP measures. All earnings per share figures refer to diluted EPS.
“We’re very pleased with our fourth quarter performance, which capped off an outstanding year for Target. Thanks to the dedication of Target’s team, we delivered our strongest traffic and comparable sales growth in well over a decade, and our 2018 Adjusted EPS set a new all-time record for the Company,” said Brian Cornell, chairman and chief executive officer of Target Corporation. “We have been driving an ambitious agenda to transform our Company, evolve with our guests and drive strong growth. On every count we’ve been successful, and as we enter 2019, we will continue to lead the industry by adapting, innovating and delivering more for our guests and shareholders.”

Fiscal 2019 Guidance
In first quarter 2019, Target expects a low- to mid-single digit increase in comparable sales, and both GAAP EPS from continuing operations and Adjusted EPS of $1.32 to $1.52.
For full-year 2019, Target expects a low- to mid-single digit increase in comparable sales and a mid-single digit increase in operating income. The Company expects both GAAP EPS from continuing operations and Adjusted EPS of $5.75 to $6.05.
First quarter and full-year 2019 GAAP EPS from continuing operations may include the impact of certain discrete items, which will be excluded in calculating Adjusted EPS. The Company is not currently aware of any such discrete items.

Operating Results
Comparable sales grew 5.3 percent in the fourth quarter. Stores comparable sales grew 2.9 percent in the fourth quarter, while comparable digital sales grew 31 percent, contributing 2.4 percentage points to comparable sales growth. Total revenue of $23.0 billion was essentially flat to last year. Operating income was $1,117 million in fourth quarter 2018, compared with $1,129 million in 2017. The year-over-year comparisons for both total revenue and operating income reflect the impact of an additional fiscal week in fourth quarter 2017.

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Target Corporation Reports Fourth Quarter and Full-Year 2018 Earnings — Page 3 of 12

Fourth quarter operating income margin rate was 4.9 percent in both 2018 and 2017. Fourth quarter gross margin rate was 25.7 percent, compared with 26.1 percent in 2017. This decline reflected higher digital fulfillment and supply chain costs, partially offset by the benefit of merchandising strategies. Fourth quarter SG&A expense rate was 19.0 percent in 2018, compared with 19.4 percent in 2017. Fourth quarter SG&A results reflected the benefit of cost efficiencies across a broad set of expense categories combined with the leverage benefit of strong comparable sales growth, partially offset by higher compensation expense.

Interest Expense and Taxes from Continuing Operations
The Company’s fourth quarter 2018 net interest expense was $110 million, compared with $131 million last year, reflecting debt maturities that have resulted in lower average debt balances and a lower average coupon rate. Fourth quarter 2018 effective income tax rate from continuing operations was 21.4 percent, compared with (7.5) percent last year. Fourth quarter 2017 effective tax rate reflected a $343 million net benefit from the remeasurement of our net deferred tax liabilities following the enactment of the Tax Cuts and Jobs Act of 2017 (Tax Act).

Shareholder Returns
The Company returned $951 million to shareholders in fourth quarter 2018, including:

•	Dividends of $334 million, compared with $337 million in fourth quarter 2017, reflecting a decline in share count partially offset by a 3.2 percent increase in the dividend per share.

•	Share repurchases totaling $617 million that retired 8.3 million shares of common stock at an average price of $74.72.
At the end of the fourth quarter, the Company had approximately $1.6 billion of remaining capacity under its current $5 billion share repurchase program.

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Target Corporation Reports Fourth Quarter and Full-Year 2018 Earnings — Page 4 of 12

For the trailing twelve months through fourth quarter 2018, after-tax return on invested capital (ROIC) was 14.7 percent, compared with 15.4 percent for the twelve months through fourth quarter 2017. Excluding the discrete impacts of the Tax Act, ROIC was 14.6 percent for the trailing twelve months ended February 2, 2019, compared with 13.6 percent in 2017. See the tables of this release for additional information about the Company’s ROIC calculation.

Webcast Details
Target will webcast its financial community meeting, including a Q&A session, beginning at 8:00 a.m. CST today. Investors and the media are invited to listen to the meeting at Investors.Target.com (hover over “investors” then click on “events & presentations”). A replay of the webcast will be available within four hours of the meeting’s conclusion.

Miscellaneous
Statements in this release regarding first quarter and full-year 2019 earnings per share, comparable sales guidance and operating income are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties which could cause the Company’s actual results to differ materially. The most important risks and uncertainties are described in Item 1A of the Company’s Form 10-K for the fiscal year ended Feb. 3, 2018. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statement.

About Target
Minneapolis-based Target Corporation (NYSE: TGT) serves guests at more than 1,800 stores and at Target.com. Since 1946, Target has given 5 percent of its profit to communities, which today equals millions of dollars a week. For the latest store count or for more information, visit Target.com/Pressroom. For a behind-the-scenes look at Target, visit Target.com/abullseyeview or follow @TargetNews on Twitter.

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Target Corporation Reports Fourth Quarter and Full-Year 2018 Earnings — Page 5 of 12

TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended			Twelve Months Ended
(millions, except per share data) (unaudited)	February 2, 2019	February 3, 2018 As Adjusted (a)(b)	Change	February 2, 2019	February 3, 2018 As Adjusted (a)(b)	Change
Sales	$22,734	$22,734	—%	$74,433	$71,786	3.7%
Other revenue	243	249	(2.5)	923	928	(0.5)
Total revenue	22,977	22,983	(0.0)	75,356	72,714	3.6
Cost of sales	16,900	16,795	0.6	53,299	51,125	4.3
Selling, general and administrative expenses	4,376	4,454	(1.8)	15,723	15,140	3.9
Depreciation and amortization (exclusive of depreciation included in cost of sales)	584	605	(3.5)	2,224	2,225	(0.1)
Operating income	1,117	1,129	(1.0)	4,110	4,224	(2.7)
Net interest expense	110	131	(16.2)	461	653	(29.3)
Net other (income) / expense	(7)	(14)	(50.1)	(27)	(59)	(52.7)
Earnings from continuing operations before income taxes	1,014	1,012	0.2	3,676	3,630	1.3
Provision for income taxes	216	(76)	384.5	746	722	3.5
Net earnings from continuing operations	798	1,088	(26.7)	2,930	2,908	0.7
Discontinued operations, net of tax	1	(1)		7	6
Net earnings	$799	$1,087	(26.5)%	$2,937	$2,914	0.8%
Basic earnings per share
Continuing operations	$1.53	$2.01	(23.7)%	$5.54	$5.32	4.2%
Discontinued operations	—	—		0.01	0.01
Net earnings per share	$1.54	$2.01	(23.5)%	$5.55	$5.32	4.3%
Diluted earnings per share
Continuing operations	$1.52	$1.99	(23.7)%	$5.50	$5.29	4.0%
Discontinued operations	—	—		0.01	0.01
Net earnings per share	$1.52	$1.99	(23.5)%	$5.51	$5.29	4.0%
Weighted average common shares outstanding
Basic	519.9	541.5	(4.0)%	528.6	546.8	(3.3)%
Diluted	524.3	545.9	(4.0)%	533.2	550.3	(3.1)%
Antidilutive shares	0.2	2.2		—	4.1
Dividends declared per share	$0.64	$0.62	3.2%	$2.54	$2.46	3.3%
Note: Per share amounts may not foot due to rounding.

(a)
Beginning with the first quarter 2018, we adopted the new accounting standards for revenue recognition, leases, and pensions. We are presenting prior period results on a basis consistent with the new standards and conformed to the current period presentation. We provided additional information about the impact of the new accounting standards on previously reported financial information in a Form 8-K filed on May 11, 2018.

(b)
The fourth quarter and full-year 2017 consisted of 14 weeks and 53 weeks, respectively, compared with 13 weeks and 52 weeks in the comparable current-year periods. The extra week contributed $1,167 million of sales, or 5.1 percent and 1.6 percent of fourth quarter and full-year 2017 sales, respectively.

Target Corporation Reports Fourth Quarter and Full-Year 2018 Earnings — Page 6 of 12

TARGET CORPORATION

Consolidated Statements of Financial Position

(millions) (unaudited)	February 2, 2019	February 3, 2018 As Adjusted (a)
Assets
Cash and cash equivalents	$1,556	$2,643
Inventory	9,497	8,597
Other current assets	1,466	1,300
Total current assets	12,519	12,540
Property and equipment
Land	6,064	6,095
Buildings and improvements	29,240	28,131
Fixtures and equipment	5,912	5,623
Computer hardware and software	2,544	2,645
Construction-in-progress	460	440
Accumulated depreciation	(18,687)	(18,398)
Property and equipment, net	25,533	24,536
Operating lease assets	1,965	1,884
Other noncurrent assets	1,273	1,343
Total assets	$41,290	$40,303
Liabilities and shareholders’ investment
Accounts payable	$9,761	$8,677
Accrued and other current liabilities	4,201	4,094
Current portion of long-term debt and other borrowings	1,052	281
Total current liabilities	15,014	13,052
Long-term debt and other borrowings	10,223	11,117
Noncurrent operating lease liabilities	2,004	1,924
Deferred income taxes	972	693
Other noncurrent liabilities	1,780	1,866
Total noncurrent liabilities	14,979	15,600
Shareholders’ investment	53
Common stock	43	45
Additional paid-in capital	6,042	5,858
Retained earnings	6,017	6,495
Accumulated other comprehensive loss	(805)	(747)
Total shareholders’ investment	11,297	11,651
Total liabilities and shareholders’ investment	$41,290	$40,303
Common Stock Authorized 6,000,000,000 shares, $.0833 par value; 517,761,600 and 541,681,670 shares issued and outstanding at February 2, 2019 and February 3, 2018, respectively.

Preferred Stock Authorized 5,000,000 shares, $.01 par value; no shares were issued or outstanding at February 2, 2019 or February 3, 2018.

(a)	Additional information is provided on page 5.

Target Corporation Reports Fourth Quarter and Full-Year 2018 Earnings — Page 7 of 12

TARGET CORPORATION

Consolidated Statements of Cash Flows

	Twelve Months Ended
(millions) (unaudited)	February 2, 2019	February 3, 2018 As Adjusted (a)(b)
Operating activities
Net earnings	$2,937	$2,914
Earnings from discontinued operations, net of tax	7	6
Net earnings from continuing operations	2,930	2,908
Adjustments to reconcile net earnings to cash provided by operations:
Depreciation and amortization	2,474	2,476
Share-based compensation expense	132	112
Deferred income taxes	322	(188)
Loss on debt extinguishment	—	123
Noncash losses / (gains) and other, net	95	208
Changes in operating accounts:
Inventory	(900)	(348)
Other assets	(299)	(156)
Accounts payable	1,127	1,307
Accrued and other liabilities	89	419
Cash provided by operating activities—continuing operations	5,970	6,861
Cash provided by operating activities—discontinued operations	3	74
Cash provided by operations	5,973	6,935
Investing activities
Expenditures for property and equipment	(3,516)	(2,533)
Proceeds from disposal of property and equipment	85	31
Cash paid for acquisitions, net of cash assumed	—	(518)
Other investments	15	(55)
Cash required for investing activities	(3,416)	(3,075)
Financing activities
Additions to long-term debt	—	739
Reductions of long-term debt	(281)	(2,192)
Dividends paid	(1,335)	(1,338)
Repurchase of stock	(2,124)	(1,046)
Stock option exercises	96	108
Cash required for financing activities	(3,644)	(3,729)
Net (decrease) / increase in cash and cash equivalents	(1,087)	131
Cash and cash equivalents at beginning of period	2,643	2,512
Cash and cash equivalents at end of period	$1,556	$2,643

(a)	Additional information is provided on page 5.

(b)	Consisted of 53 weeks.

Target Corporation Reports Fourth Quarter and Full-Year 2018 Earnings — Page 8 of 12

TARGET CORPORATION

Operating Results

	Three Months Ended		Twelve Months Ended
Rate Analysis (unaudited)	February 2, 2019	February 3, 2018 As Adjusted (a)(b)	February 2, 2019	February 3, 2018 As Adjusted (a)(b)
Gross margin rate	25.7%	26.1%	28.4%	28.8%
SG&A expense rate	19.0	19.4	20.9	20.8
Depreciation and amortization (exclusive of depreciation included in cost of sales) expense rate	2.5	2.6	3.0	3.1
Operating income margin rate	4.9	4.9	5.5	5.8
Note: Gross margin rate is calculated as gross margin (sales less cost of sales) divided by sales. All other rates are calculated by dividing the applicable amount by total revenue. Other revenue includes $170 million and $673 million of profit-sharing income under our credit card program agreement for the three and twelve months ended February 2, 2019, respectively, and $182 million and $694 million for the three and twelve months ended February 3, 2018, respectively.

(a)	Additional information is provided on page 5.

(b)	The fourth quarter and full-year 2017 consisted of 14 weeks and 53 weeks, respectively, compared with 13 weeks and 52 weeks in the comparable current-year periods.

	Three Months Ended		Twelve Months Ended
Comparable Sales (unaudited)	February 2, 2019	February 3, 2018	February 2, 2019	February 3, 2018
Comparable sales change	5.3%	3.6%	5.0%	1.3%
Drivers of change in comparable sales:
Number of transactions	4.5	3.2	5.0	1.6
Average transaction amount	0.8	0.4	0.1	(0.3)

Note: Amounts may not foot due to rounding.

	Three Months Ended		Twelve Months Ended
Contribution to Comparable Sales Change (unaudited)	February 2, 2019	February 3, 2018	February 2, 2019	February 3, 2018
Stores channel comparable sales change	2.9%	1.8%	3.2%	0.1%
Digital channel percentage points contribution to comparable sales change	2.4	1.8	1.8	1.2
Total comparable sales change	5.3%	3.6%	5.0%	1.3%
Note: Amounts may not foot due to rounding.

	Three Months Ended		Twelve Months Ended
Sales by Channel (unaudited)	February 2, 2019	February 3, 2018 As Adjusted (a)	February 2, 2019	February 3, 2018 As Adjusted (a)
Stores originated	89.6%	91.9%	92.9%	94.5%
Digitally originated	10.4	8.1	7.1	5.5
Total	100%	100%	100%	100%

(a)	Additional information is provided on page 5.

Target Corporation Reports Fourth Quarter and Full-Year 2018 Earnings — Page 9 of 12

	Three Months Ended		Twelve Months Ended
REDcard Penetration (unaudited)	February 2, 2019	February 3, 2018	February 2, 2019	February 3, 2018
Target Debit Card	12.6%	12.9%	13.0%	13.1%
Target Credit Cards	11.0	11.3	10.9	11.3
Total REDcard Penetration	23.6%	24.2%	23.8%	24.5%
Note: Amounts may not foot due to rounding. In Q1 2018, we refined our calculation of REDcard penetration. The prior period amounts have been updated to conform to the current period methodology, resulting in an increase of 0.2 percentage points to the Total REDcard Penetration for both the three and twelve months ended February 3, 2018.

Number of Stores and Retail Square Feet (unaudited)	Number of Stores		Retail Square Feet (a)
	February 2, 2019	February 3, 2018	February 2, 2019	February 3, 2018
170,000 or more sq. ft.	272	274	48,604	48,966
50,000 to 169,999 sq. ft.	1,501	1,500	188,900	189,030
49,999 or less sq. ft.	71	48	2,077	1,359
Total	1,844	1,822	239,581	239,355

(a)	In thousands, reflects total square feet, less office, distribution center, and vacant space.

Target Corporation Reports Fourth Quarter and Full-Year 2018 Earnings — Page 10 of 12

TARGET CORPORATION

Reconciliation of Non-GAAP Financial Measures

To provide additional transparency, we have disclosed non-GAAP adjusted diluted earnings per share from continuing operations (Adjusted EPS). This metric excludes certain items presented below. We believe this information is useful in providing period-to-period comparisons of the results of our continuing operations. This measure is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). The most comparable GAAP measure is diluted earnings per share from continuing operations. Adjusted EPS should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Other companies may calculate Adjusted EPS differently than we do, limiting the usefulness of the measure for comparisons with other companies.

	Three Months Ended
	February 2, 2019			February 3, 2018 As Adjusted (a)(b)
(millions, except per share data) (unaudited)	Pretax	Net of Tax	Per Share	Pretax	Net of Tax	Per Share	Change
GAAP diluted earnings per share from continuing operations			$1.52			$1.99	(23.7)%
Adjustments
Tax Act (c)	$—	$3	$0.01	$—	$(343)	$(0.63)
Other (d)	—	—	—	(5)	(3)	(0.01)
Other income tax matters (e)	—	—	—	—	(1)	—
Adjusted diluted earnings per share from continuing operations			$1.53			$1.36	12.5%

	Twelve Months Ended
	February 2, 2019			February 3, 2018 As Adjusted (a)(b)
(millions, except per share data) (unaudited)	Pretax	Net of Tax	Per Share	Pretax	Net of Tax	Per Share	Change
GAAP diluted earnings per share from continuing operations			$5.50			$5.29	4.0%
Adjustments
Tax Act (c)	$—	$(36)	$(0.07)	$—	$(343)	$(0.62)
Loss on early retirement of debt	—	—	—	123	75	0.14
Other (d)	—	—	—	(5)	(3)	(0.01)
Other income tax matters (e)	—	(18)	(0.03)	—	(57)	(0.10)
Adjusted diluted earnings per share from continuing operations			$5.39			$4.69	15.1%
Note: Amounts may not foot due to rounding.

(a)
Additional information is provided on page 5. Lease standard adoption resulted in a $0.03 and $0.01 reduction in GAAP and Adjusted EPS, respectively, for the three months ended February 3, 2018, and a $0.03 and $0.02 reduction in GAAP and Adjusted EPS, respectively, for the twelve months ended February 3, 2018.

(b)	The fourth quarter and full-year 2017 consisted of 14 weeks and 53 weeks, respectively, compared with 13 weeks and 52 weeks in the comparable current-year periods.

(c)
For the three and twelve months ended February 2, 2019, represents measurement period adjustments to previously-recorded provisional amounts related to the Tax Cuts and Jobs Act (the Tax Act). For the three and twelve months ended February 3, 2018, represents discrete benefits of the Tax Act.

(d)	Represents an insurance recovery related to the 2013 data breach.

(e)	Represents income from certain income tax matters not related to current period operations.

Target Corporation Reports Fourth Quarter and Full-Year 2018 Earnings — Page 11 of 12

Earnings from continuing operations before interest expense and income taxes (EBIT) and earnings before interest expense, income taxes, depreciation and amortization (EBITDA) are non-GAAP financial measures which we believe provide meaningful information about our operational efficiency compared with our competitors by excluding the impact of differences in tax jurisdictions and structures, debt levels, and, for EBITDA, capital investment. These measures are not in accordance with, or an alternative for, GAAP. The most comparable GAAP measure is net earnings from continuing operations. EBIT and EBITDA should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Other companies may calculate EBIT and EBITDA differently, limiting the usefulness of the measure for comparisons with other companies.

	Three Months Ended			Twelve Months Ended
EBIT and EBITDA (dollars in millions) (unaudited)	February 2, 2019	February 3, 2018 As Adjusted (a)(b)	Change	February 2, 2019	February 3, 2018 As Adjusted (a)(b)	Change
Net earnings from continuing operations	$798	$1,088	(26.7)%	$2,930	$2,908	0.7%
+ Provision for income taxes	216	(76)	384.5	746	722	3.5
+ Net interest expense	110	131	(16.2)	461	653	(29.3)
EBIT (a)	$1,124	$1,143	(1.7)%	$4,137	$4,283	(3.4)%
+ Total depreciation and amortization (c)	647	668	(3.1)	2,474	2,476	(0.1)
EBITDA (a)	$1,771	$1,811	(2.2)%	$6,611	$6,759	(2.2)%

(a)
Additional information is provided on page 5. Adoption of the new accounting standards resulted in a $9 million and $29 million decrease in EBIT and a $1 million decrease and $2 million increase in EBITDA for the three and twelve months ended February 3, 2018, respectively.

(b)	The fourth quarter and full-year 2017 consisted of 14 weeks and 53 weeks, respectively, compared with 13 weeks and 52 weeks in the comparable current-year periods.

(c)	Represents total depreciation and amortization, including amounts classified within Depreciation and Amortization and within Cost of Sales on our Consolidated Statements of Operations.

Target Corporation Reports Fourth Quarter and Full-Year 2018 Earnings — Page 12 of 12

We have also disclosed after-tax return on invested capital from continuing operations (ROIC), which is a ratio based on GAAP information. We believe this metric is useful in assessing the effectiveness of our capital allocation over time. Other companies may calculate ROIC differently, limiting the usefulness of the measure for comparisons with other companies.

After-Tax Return on Invested Capital

	Trailing Twelve Months
Numerator (dollars in millions) (unaudited)	February 2, 2019	February 3, 2018 As Adjusted (a)(b)
Operating income	$4,110	$4,224
+ Net other income / (expense)	27	59
EBIT	4,137	4,283
+ Operating lease interest (c)	83	79
- Income taxes (d)(e)	856	867
Net operating profit after taxes	$3,364	$3,495

Denominator (dollars in millions) (unaudited)	February 2, 2019	February 3, 2018 As Adjusted (a)	January 28, 2017 As Adjusted (a)
Current portion of long-term debt and other borrowings	$1,052	$281	$1,729
+ Noncurrent portion of long-term debt	10,223	11,117	10,862
+ Shareholders' equity	11,297	11,651	10,915
+ Operating lease liabilities (f)	2,170	2,072	1,970
- Cash and cash equivalents	1,556	2,643	2,512
- Net assets of discontinued operations (g)	—	2	62
Invested capital	$23,186	$22,476	$22,902
Average invested capital (h)	$22,831	$22,689

After-tax return on invested capital (e)(i)	14.7%	15.4%
After-tax return on invested capital excluding discrete impacts of Tax Act (e)	14.6%	13.6%

(a)	Additional information is provided on page 5.

(b)	Consisted of 53 weeks.

(c)
Represents the add-back to operating income driven by the hypothetical interest expense we would incur if the property under our operating leases were owned or accounted for as finance leases. Calculated using the discount rate for each lease and recorded as a component of rent expense within SG&A. Operating lease interest is added back to Operating Income in the ROIC calculation to control for differences in capital structure between us and our competitors.

(d)
Calculated using the effective tax rates for continuing operations, which were 20.3 percent and 19.9 percent for the trailing twelve months ended February 2, 2019, and February 3, 2018, respectively. For the twelve months ended February 2, 2019, and February 3, 2018, includes tax effect of $839 million and $851 million, respectively, related to EBIT and $17 million and $16 million, respectively, related to operating lease interest.

(e)
The effective tax rate for the trailing twelve months ended February 2, 2019, and February 3, 2018, includes discrete tax benefits of $36 million and $343 million, respectively, related to the Tax Act.

(f)
Total short-term and long-term operating lease liabilities included within Accrued and Other Current Liabilities and Noncurrent Operating Lease Liabilities on the Consolidated Statements of Financial Position.

(g)	Included in Other Assets and Liabilities on the Consolidated Statements of Financial Position.

(h)	Average based on the invested capital at the end of the current period and the invested capital at the end of the comparable prior period.

(i)	Adoption of the new lease standard reduced ROIC by approximately 0.5 percentage points for all periods presented.